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                       CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 12, 2003, relating to the financial statements and financial highlights which appears in the June 30, 2003 Annual Report of the Hotchkis and Wiley Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Auditors" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Los Angeles, California
August 20, 2003